UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________

FORM 8-K

______________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2018

GelTech Solutions, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-52993	56-2600575
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

1460 Park Lane South, Suite 1

Jupiter, Florida 33458

(Address of Principal Executive Office) (Zip Code)

(561) 427-6144

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02   Unregistered Sales of Equity Securities.

On October 29, 2018, Mr. Warren Mosler, a 10% owner of GelTech Solutions, Inc. (the “Company”) purchased through an entity he controls 334,928 shares of the Company’s common stock and 167,464 two-year warrants exercisable at $2.00 per share for $70,000. All of the securities were issued without registration under the Securities Act of 1933 in reliance upon the exemption provided in Section 4(a)(2) and Rule 506(b) thereunder.

Item 5.02   Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On October 26, 2018, the Company’s Board of Directors (the “Board”) appointed Mr. Michael Reger, the Company’s largest shareholder, as the Company’s Chief Executive Officer, replacing Mr. Peter Cordani who will remain as the Company’s Chief Technology Officer. Additionally, Mr. Daniel Simon resigned as the Company’s Chief Operating Officer effective October 26, 2018.

Mr. Reger will continue to be the Company’s President, a position he has held since November 7, 2014 and was our Chief Operating Officer from March 25, 2013 until being appointed President.  Since October 24, 2016, Mr. Reger has served as the Company’s Chairman of the Board and a director. For over 20 years, Mr. Reger has been a partner at III Associates, a registered investment advisor, and AVM, L.P., an institutional broker dealer. Mr. Reger is not being compensated for his role as Chief Executive Officer or President.

Not including the advances made and described in the paragraph below, since January 1, 2016, Mr. Reger has invested a total of $1,860,000 in the Company and has been issued 8,759,990 shares of common stock and warrants to purchase 4,379,997 shares of common stock exercisable at $2.00 per share.

In September 2016, the Company and Mr. Reger entered into the Second Amendment to a Secured Revolving Convertible Promissory Note Agreement increasing its credit facility from $5 million to $6 million. Under the agreement, the Company may, with the prior approval of Mr. Reger, receive advances under this agreement. Each advance bears an annual interest rate of 7.5%, is due December 31, 2020 and is convertible at the rate equal to the closing price of the Company’s common stock on the day prior to the date the parties agree to the advance. In addition, the Company will issue Mr. Reger two-year warrants to purchase shares of common stock at an exercise price of $2.00 per share. The number of warrants issued equals 50% of the number of shares issuable upon the conversion of the related advance. The agreement is secured by all of the Company’s outstanding assets. As of the date of this Current Report on Form 8-K, Mr. Reger has advanced the Company $5,895,000 at conversion rates ranging from $0.21 to $0.82 per share of which $2,500,000 was converted into 3,249,348 shares of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GELTECH SOLUTIONS, INC.

October 31, 2018	By:	/s/ Michael Hull
Michael Hull, Chief Financial Officer